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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

AMENDMENT TO CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2005

DIVIDEND CAPITAL TRUST INC.
(Exact name of small business issuer as specified in its charter)

Maryland	000-50724	82-0538520
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

518 17th Street, Suite 1700
Denver, CO 80202
(Address of principal executive offices)

(303) 228-2200
(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Acquisition or Disposition of Assets

Purchase of Wickes Distribution Center

        On January 7, 2005, we filed a Form 8-K with regard to the acquisition of Wickes Distribution Center ("Wickes"). In the Form 8-K, we indicated that we would file financial statements relating to such acquisition by an amendment to the Form 8-K within 75 days of the date of acquisition.

        We have since determined that the net book value of Wickes does not constitute a "significant amount of assets" as such term is defined in Instruction 4 to Item 2.01 of Form 8-K. As such, we are not required at this time to file Item 9.01 financial statements for this acquisition. However, in the event that we acquire additional facilities and the combined net book value of such facilities including Wickes constitutes a "significant amount of assets", we will provide the required Item 9.01 financial statements.

Item 9.01 Financial Statements and Exhibits

        Because the net book value of Wickes does not constitute a "significant amount of assets" as such term is defined in Instruction 4 to Item 2.01 of Form 8-K, we are not required at this time to file Item 9.01 financial statements for this acquisition. However, in the event that we acquire additional facilities and the combined net book value of such facilities including Wickes, constitutes a "significant amount of assets", we will provide the required Item 9.01 financial statements.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DIVIDEND CAPITAL TRUST INC.
March 21, 2005	By:	/s/ EVAN H. ZUCKER Evan H. Zucker Chief Executive Officer

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  Item 2.01 Acquisition or Disposition of Assets
  Item 9.01 Financial Statements and Exhibits
SIGNATURES